SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated February 2, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) DIAMOND CREEK MILL’s 2011 START-UP OPERATIONAL OVERVIEW"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) DIAMOND CREEK MILL’s 2011 START-UP OPERATIONAL OVERVIEW

Bradenton , FL-February 2, 2012-(SFMI:OTC BB)- Silver Falcon Mining, Inc.’s management  is preparing the definitive 2011 year-end  figures to be filed in its United States  Securities and Exchange Commission  (USSEC) 10-K report, later this month. This report will contain information on the revenues generated and other figures on the Company's balance sheet for year ending 2011.

There will be a planned monthly delivery of  ”Bullion Dore” to the Company’s contracted refineries this year, resulting in a net revenue position greater than the mill expenditures ( based upon the Company’s web published tailings production estimates for 2012). Management will, at times in 2012, consolidate precious metal dore shipments to receive the best precious metal prices.  This will positively enhance the net yearly revenue generated from milling operations.

Construction on the permanent metallurgical laboratory is progressing slowly due to some design changes and should be completed in the early part of this year.  Management has been approached to provide third party toll smelting services, with the opportunity to procure some large contracts. Upon successful contract negotiations, these third party net smelting activities will be added to the Company’s revenue stream. These contracts will necessitate some modifications of the size of the equipment in the lab area, which can be easily accommodated at this stage of construction.

The inspection of the ”Sinker Tunnel “and the bolting of the weak areas on the hanging wall of the tunnel have been put on hold until the Company’s geologists and mine engineer present their drilling plan for both the tunnel and the exploration of War Eagle Mountain, as a requirement to filling out the 43-101 instrument, currently under way.  Management is, in the mean time, evaluating the proposed bidders for the finishing of the bolting in the tunnel and the blasting out of the underground areas needed to accommodate the drilling rigs.

Mr. Pierre Quilliam, CEO, stated, "It has come to my attention that there were some unreasonable expectations in mill production, which, in its 2011 start-up phase, had operated at low efficiency rates on its reclamation of Gold and Silver particles. This processed material, however, is stockpiled at the mill and this material will be process again and/or blended with current mill feed to recover those metal values.  The Company’s mill engineers have corrected such deficiencies in the later part of 2011, and should the Company discover production deficiencies in the recuperation of precious metal going forward, steps will be taken, so as to extract maximum percentages of recoverable gold and silver from the ore.  During the 3rd and 4th quarters of 2011, the introduction of the Company’s sophisticated assay laboratory equipment, senior assay lab technicians and additional mill circuit equipment, have greatly improved milling and precious metal recovery operations at SFMI.”

The Company remains diligent in maintaining austere cost controls on all operational aspects, increasing production and recovery results at the Diamond Creek Mill and, most importantly, will be very aggressive in 2012 with the drilling exploration programs both within the “Sinker Tunnel Complex” and atop War Eagle Mountain.

The Company directors have been evaluating a number of candidates to become new directors at SFMI.  No final decision has been made on such candidates, but upon such decisions, information will be forthcoming.

Silver Falcon Mining, Inc. (SFMI:OTCBB) is a producer, developer and explorer of mineral resources, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press release constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: February 6, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer